Press Release
Cambridge, Mass. – February 6, 2026

Biogen reports strong fourth quarter and full year 2025 results and provides full year 2026 financial guidance
Fourth quarter 2025 total revenue $2.3 billion; GAAP diluted EPS $(0.33); Non-GAAP diluted EPS $1.99
Full year 2025 total revenue $9.9 billion; GAAP diluted EPS $8.79; Non-GAAP diluted EPS $15.28, exceeding the upper end of our 2025 full year guidance range of $14.50 to $15.00
Growth products1 up 6% year-over-year in the fourth quarter demonstrating continued strong commercial execution
•LEQEMBI fourth quarter global in-market sales of approximately $134 million, up 54% year-over-year, with U.S. in-market sales of approximately $78 million, representing continued growth
•SKYCLARYS grew global patients on therapy by approximately 30% in 2025; fourth quarter U.S. revenue of approximately $89 million driven by demand growth, with ex-U.S. revenue of approximately $44 million reflecting continued demand growth, also impacted by a one-time reimbursement true-up
•ZURZUVAE fourth quarter revenue of approximately $66 million showed strong continued demand growth
•VUMERITY grew 3% year-over-year in the fourth quarter
•SPINRAZA fourth quarter revenue declined 15% year-over-year, impacted by timing of shipments outside the U.S., with full year revenue down 2% year-over-year
•Full year 2025 revenue from growth products increased 19% year-over-year and offset the year-over-year revenue decline from multiple sclerosis products, excluding VUMERITY
Continued to deliver progress across key late-stage pipeline programs
•LEQEMBI IQLIK subcutaneous treatment initiation granted FDA Priority Review with a PDUFA date of May 24, 2026; regulatory filings under review in Japan and China
•FDA Breakthrough Therapy Designation granted for litifilimab in cutaneous lupus (CLE), a disease with no targeted treatment options; both litifilimab Phase 3 systemic lupus (SLE) studies expected to read out in Q4 2026
•High dose regimen of SPINRAZA approved in Japan and E.U.; U.S. FDA PDUFA of April 3, 2026
•BTK degrader (BIIB145) targeting autoimmune diseases Phase 1 study initiated in healthy volunteers
Full year 2026 financial guidance reflects continued business momentum and financial discipline
•Full year 2026 Non-GAAP diluted EPS expected to be between $15.25 and $16.25
•Expect full year 2026 total revenue to decline by a mid-single digit percentage versus full year 2025
Biogen Inc. (Nasdaq: BIIB) today reported fourth quarter and full year 2025 financial results. Commenting on the results, President and Chief Executive Officer Christopher A. Viehbacher said:

“Our 2025 performance reflected continued focus on strong execution and financial discipline, driven by our revenue of nearly $1 billion from LEQEMBI, SKYCLARYS, ZURZUVAE, and QALSODY, progression of our pipeline, and resilience of our MS franchise. Our pipeline momentum continues with a strong start in 2026, with the FDA recently granting Priority Review for LEQEMBI IQLIK initiation and Breakthrough Therapy Designation for litifilimab in CLE. These milestones highlight both the innovative and differentiated value of our medicines and the strength of our late-stage pipeline. Going into 2026, we are looking forward to data
1 Growth products include SKYCLARYS, QALSODY, ZURZUVAE, VUMERITY and SPINRAZA, plus Biogen's 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration.

from two Phase 3 studies in lupus for litifilimab, with 10 additional potentially registrational studies across our pipeline expected to read out sequentially over the next four years. This multi-year registrational data flow has the potential to drive meaningful innovation for patients and long-term value for shareholders.”
Financial Highlights

	Q4 '25	Q4 '24	fav/(unfav)	fav/(unfav) at CC*	FY '25	FY '24	fav/(unfav)	fav/(unfav) at CC*
Total Revenue (in millions)	$2,279	$2,455	(7)%	(7)%	$9,891	$9,676	2%	2%
GAAP diluted EPS	$(0.33)	$1.83	(118)%	N/A	$8.79	$11.18	(21)%	N/A
Non-GAAP diluted EPS	$1.99	$3.44	(42)%	N/A	$15.28	$16.47	(7)%	N/A
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. N/A = not applicable.
*    Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(In millions, except percentages)	Q4 '25	Q4 '24	fav/(unfav)	fav/(unfav) at CC*	FY '25	FY '24	fav/(unfav)	fav/(unfav) at CC*
Multiple Sclerosis (MS) product revenue(1)	$917	$1,070	(14)%	(15)%	$4,039	$4,350	(7)%	(7)%
Rare disease revenue(2)	$515	$535	(4)%	(4)%	$2,154	$1,988	8%	9%
Biosimilars revenue	$170	$202	(16)%	(15)%	$729	$793	(8)%	(7)%
Other product revenue(3)	$66	$26	157%	158%	$197	$83	139%	140%
Total product revenue	$1,667	$1,833	(9)%	(9)%	$7,119	$7,214	(1)%	(1)%
Revenue from anti-CD20 therapeutic programs	$521	$465	12%	12%	$1,861	$1,750	6%	6%
Alzheimer's collaboration revenue(4)	$47	$27	77%	76%	$178	$60	197%	197%
Contract manufacturing, royalty and other revenue	$44	$130	(66)%	(66)%	$733	$653	12%	12%
Total revenue	$2,279	$2,455	(7)%	(7)%	$9,891	$9,676	2%	2%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding. NMF = no meaningful figure.
(1) MS includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI® and FAMPYRA™. Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated.
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®.
(3) Other includes ZURZUVAE®, ADUHELM® and FUMADERM™.
(4) Includes Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI® Collaboration.
Expense Summary

(In millions, except percentages)	Q4 '25	Q4 '24	fav/(unfav)	FY '25	FY '24	fav/(unfav)
GAAP cost of sales*	$496	$583	15%	$2,404	$2,310	(4)%
% of Total Revenue	22%	24%		24%	24%
Non-GAAP cost of sales*	$445	$540	18%	$2,089	$2,137	2%
% of Total Revenue	20%	22%		21%	22%
GAAP R&D expense	$509	$513	1%	$1,779	$1,980	10%
Non-GAAP R&D expense	$478	$509	6%	$1,731	$1,868	7%
GAAP SG&A expense	$683	$680	—%	$2,434	$2,404	(1)%
Non-GAAP SG&A expense	$678	$673	(1)%	$2,421	$2,340	(3)%
GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense	$222	$19	NMF	$472	$62	NMF

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
IPR&D = in-process R&D. NMF = no meaningful figure.
*Excluding amortization and impairment of acquired intangible assets.

•The decrease in fourth quarter 2025 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by favorable product mix including lower contract manufacturing revenue.

•The increase in full year 2025 GAAP cost of sales as a percentage of total revenue was driven primarily by a pre-tax charge related to a judgment on Genentech’s claim for past royalties and interest on sales of TYSABRI. The decrease in full year 2025 Non-GAAP cost of sales as a percentage of total revenue was driven primarily by favorable product mix.

•The decrease in fourth quarter and full year 2025 GAAP and Non-GAAP R&D expense was driven primarily by the favorable impact from the Company's Fit for Growth initiative and R&D funding received, partially offset by increased investment in late-stage programs including felzartamab and litifilimab.

•The increase in fourth quarter and full year 2025 GAAP and Non-GAAP SG&A expense was driven primarily by sales and marketing spend to support product launches, partially offset by savings from the Company's Fit for Growth initiative.

•Fourth quarter 2025 GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense was approximately $222 million.
Other Financial Highlights

•Fourth quarter 2025 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $70 million. This includes approximately $47 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $22 million related to Biogen’s collaboration with Supernus Pharmaceuticals, Inc. related to the commercialization of ZURZUVAE in the U.S.

•Full year 2025 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $290 million. This includes approximately $219 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $71 million related to Biogen’s collaboration with Supernus Pharmaceuticals, Inc. related to the commercialization of ZURZUVAE in the U.S.

•Fourth quarter 2025 GAAP other expense was approximately $154 million and includes approximately $131 million related to litigation matters. Fourth quarter 2025 Non-GAAP other expense was approximately $46 million, primarily driven by net interest expense.

•Full year 2025 GAAP other expense was approximately $306 million and includes the aforementioned approximately $131 million related to litigation matters. Full year 2025 Non-GAAP other expense was approximately $179 million, primarily driven by net interest expense.

•Fourth quarter 2025 GAAP and Non-GAAP effective tax rates were 12.8% and 10.1%, respectively. Fourth quarter 2024 GAAP and Non-GAAP effective tax rates were 8.5% and 12.2%, respectively.

•Full year 2025 GAAP and Non-GAAP effective tax rates were 16.9% and 15.5%, respectively. Full year 2024 GAAP and Non-GAAP effective tax rates were 14.4% and 14.6%, respectively.
Financial Position

•Fourth quarter 2025 net cash flow from operations was approximately $512 million. Capital expenditures were approximately $44 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $468 million.

•Full year 2025 net cash flow from operations was approximately $2.2 billion. Capital expenditures were approximately $154 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $2.1 billion.

•As of December 31, 2025, Biogen had cash and cash equivalents totaling approximately $4.2 billion with approximately $6.3 billion in total debt, resulting in net debt of approximately $2.0 billion.

•For the fourth quarter of 2025 the Company’s weighted average shares were 147 million and 148 million, used to calculate the Company's GAAP and Non-GAAP diluted EPS, respectively. All unvested equity-based awards are antidilutive for GAAP due to reporting a net loss for the fourth quarter of 2025. For full year 2025 the Company’s weighted average diluted shares were 147 million.

Full Year 2026 Financial Guidance

For the full year 2026, Biogen expects a Non-GAAP diluted EPS guidance range as follows:

Full Year 2026 Guidance
Non-GAAP diluted EPS	$15.25 to $16.25

Total revenue is expected to decline by a mid-single digit percentage for 2026 as compared to 2025 as further declines in multiple sclerosis product revenue, excluding VUMERITY, are expected to be partially offset by increases in revenue from growth products.

For full year 2026 as compared to full year 2025, Biogen expects the gross margin percentage, and combined Non-GAAP R&D expense and Non-GAAP SG&A expense to be roughly consistent year-over-year. Biogen expects full year 2026 Non-GAAP effective tax rate to be between approximately 17% and 18%.

This guidance also assumes that foreign exchange rates as of January 30, 2026, will remain in effect for the remainder of the year, net of hedging activities.

Unless expressly stated above, this financial guidance does not include any acquired IPR&D, impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential healthcare reform, as all are hard to predict. Other important financial considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions and expectations to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable without unreasonable effort to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future litigation. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Conference Call and Webcast

The Company’s earnings conference call for the fourth quarter will be broadcast via the internet at 8:30 a.m. ET on February 6, 2026 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patient’s lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments or acquisitions; optimization of our cost structure including our "Fit for Growth" program; the goal of creating long-term sustainable growth; the impact from potential tariffs; productivity of our R&D pipeline, collaborations, and business development activities; our future financial and operating results; and our full year 2026 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to management, personnel and other organizational changes, including our ability to attracting, retaining and motivating qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or trade restrictions; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission; which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

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###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Madeleine Shin	Tim Power
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public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$1,667.3	$1,832.6	$7,119.4	$7,213.5
Revenue from anti-CD20 therapeutic programs	521.2	465.2	1,860.6	1,749.9
Alzheimer's collaboration revenue	47.1	26.7	177.7	59.9
Contract manufacturing, royalty and other revenue	43.8	130.2	732.9	652.6
Total revenue	2,279.4	2,454.7	9,890.6	9,675.9
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	495.5	583.5	2,404.2	2,310.4
Research and development	509.4	513.3	1,778.6	1,980.3
Acquired in-process research and development, upfront and milestone expense	222.4	19.0	471.8	61.5
Selling, general and administrative	682.5	680.0	2,433.6	2,403.7
Amortization and impairment of acquired intangible assets	136.6	151.2	515.0	446.7
Collaboration profit sharing/(loss reimbursement)	69.9	57.1	290.2	254.4
(Gain) loss on fair value remeasurement of contingent consideration	5.2	3.9	33.6	27.7
Impairment of right-of-use asset	52.9	—	52.9	—
Restructuring charges	6.6	5.3	48.6	30.2
Gain on sale of priority review voucher, net	—	—	—	(88.6)
Other (income) expense, net	154.4	149.9	305.6	343.6
Total cost and expense	2,335.4	2,163.2	8,334.1	7,769.9
Income (loss) before income tax (benefit) expense	(56.0)	291.5	1,556.5	1,906.0
Income tax (benefit) expense	(7.1)	24.7	263.6	273.8
Net income (loss) attributable to Biogen Inc.	$(48.9)	$266.8	$1,292.9	$1,632.2

Net income (loss) per share:
Basic earnings per share attributable to Biogen Inc.	$(0.33)	$1.83	$8.83	$11.21
Diluted earnings per share attributable to Biogen Inc.	$(0.33)	$1.83	$8.79	$11.18

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	146.7	145.7	146.5	145.6
Diluted earnings per share attributable to Biogen Inc.	146.7	146.1	147.1	145.9

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Cash and cash equivalents	$3,008.5	$2,375.0
Marketable securities	807.2	—
Accounts receivable, net	1,342.4	1,404.8
Due from anti-CD20 therapeutic programs	524.6	464.0
Inventory	2,168.1	2,460.5
Other current assets	1,123.3	752.5
Total current assets	8,974.1	7,456.8
Marketable securities	431.9	—
Property, plant and equipment, net	3,055.4	3,181.3
Operating lease assets	265.4	356.4
Intangible assets, net	9,178.5	9,691.2
Goodwill	6,491.1	6,478.9
Deferred tax assets	292.5	324.2
Investments and other assets	750.6	560.5
TOTAL ASSETS	$29,439.5	$28,049.3

LIABILITIES AND EQUITY
Current portion of notes payable and term loan	$—	$1,748.6
Taxes payable	114.8	548.3
Accounts payable	432.0	424.2
Accrued expense and other	2,802.6	2,807.7
Total current liabilities	3,349.4	5,528.8
Notes payable and term loan	6,286.8	4,547.2
Deferred tax liabilities	507.6	190.5
Long-term operating lease liabilities	290.4	334.5
Other long-term liabilities	748.5	732.3
TOTAL LIABILITIES	11,182.7	11,333.3

Common Stock	0.1	0.1
Additional paid-in capital	863.1	569.4
Accumulated other comprehensive income (loss)	(182.0)	(136.2)
Retained earnings	20,552.7	19,259.8
Treasury stock, at cost	(2,977.1)	(2,977.1)
TOTAL EQUITY	18,256.8	16,716.0
TOTAL LIABILITIES AND EQUITY	$29,439.5	$28,049.3

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE
(unaudited, in millions)

Product Revenue

	For the Three Months Ended December 31,
	2025			2024
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$36.9	$74.9	$111.8	$41.3	$186.5	$227.8
VUMERITY	156.5	24.6	181.1	153.6	23.0	176.6
Total Fumarate	193.4	99.5	292.9	194.9	209.5	404.4
AVONEX	119.2	43.3	162.5	107.3	62.7	170.0
PLEGRIDY	24.7	38.5	63.2	26.7	39.3	66.0
Total Interferon	143.9	81.8	225.7	134.0	102.0	236.0
TYSABRI	244.5	153.0	397.5	230.0	185.4	415.4
FAMPYRA(1)	—	1.1	1.1	—	14.4	14.4
Subtotal: MS	581.8	335.4	917.2	558.9	511.3	1,070.2

Rare disease:
SPINRAZA	168.6	187.6	356.2	166.8	254.6	421.4
SKYCLARYS(2)	88.9	44.5	133.4	70.7	31.5	102.2
QALSODY(3)	7.8	17.2	25.0	6.4	5.3	11.7
Subtotal: Rare disease	265.3	249.3	514.6	243.9	291.4	535.3

Biosimilars:
BENEPALI	—	107.9	107.9	—	125.0	125.0
IMRALDI	—	43.5	43.5	—	51.0	51.0
FLIXABI	—	9.9	9.9	—	16.1	16.1
BYOOVIZ	4.3	3.6	7.9	4.9	4.4	9.3
TOFIDENCE	0.6	—	0.6	0.1	—	0.1
Subtotal: Biosimilars	4.9	164.9	169.8	5.0	196.5	201.5

Other:
ZURZUVAE	65.7	—	65.7	22.9	—	22.9
Other(4)	—	—	—	0.8	1.9	2.7
Subtotal: Other	65.7	—	65.7	23.7	1.9	25.6
Total product revenue, net	$917.7	$749.6	$1,667.3	$831.5	$1,001.1	$1,832.6

(1) Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated.
(2) SKYCLARYS became commercially available in the E.U. during the first quarter of 2024.
(3) QALSODY became commercially available in the E.U. during the second quarter of 2024.
(4) Other includes FUMADERM and ADUHELM.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE
(unaudited, in millions)

	For the Twelve Months Ended December 31,
	2025			2024
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$168.5	$511.2	$679.7	$169.2	$797.9	$967.1
VUMERITY	651.2	95.6	746.8	538.6	89.4	628.0
Total Fumarate	819.7	606.8	1,426.5	707.8	887.3	1,595.1
AVONEX	482.9	212.6	695.5	451.3	256.2	707.5
PLEGRIDY	104.9	145.2	250.1	111.4	149.1	260.5
Total Interferon	587.8	357.8	945.6	562.7	405.3	968.0
TYSABRI	965.0	700.4	1,665.4	920.0	795.0	1,715.0
FAMPYRA(1)	—	1.4	1.4	—	71.7	71.7
Subtotal: MS	2,372.5	1,666.4	4,038.9	2,190.5	2,159.3	4,349.8

Rare disease:
SPINRAZA	625.5	921.3	1,546.8	625.7	947.5	1,573.2
SKYCLARYS(2)	310.6	209.9	520.5	301.1	81.4	382.5
QALSODY(3)	30.1	56.8	86.9	20.9	11.5	32.4
Subtotal: Rare disease	966.2	1,188.0	2,154.2	947.7	1,040.4	1,988.1
			0
Biosimilars:
BENEPALI	—	453.2	453.2	—	479.1	479.1
IMRALDI	—	190.2	190.2	—	213.1	213.1
FLIXABI	—	52.6	52.6	—	63.2	63.2
BYOOVIZ	13.0	19.4	32.4	23.0	13.6	36.6
TOFIDENCE	0.7	—	0.7	1.1	—	1.1
Subtotal: Biosimilars	13.7	715.4	729.1	24.1	769.0	793.1

Other:
ZURZUVAE	195.1	—	195.1	72.2	—	72.2
Other(4)	0.4	1.7	2.1	2.8	7.5	10.3
Subtotal: Other	195.5	1.7	197.2	75.0	7.5	82.5
Total product revenue, net	$3,547.9	$3,571.5	$7,119.4	$3,237.3	$3,976.2	$7,213.5

(1) Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated.
(2) SKYCLARYS became commercially available in the E.U. during the first quarter of 2024.
(3) QALSODY became commercially available in the E.U. during the second quarter of 2024.
(4) Other includes FUMADERM and ADUHELM.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
TOTAL REVENUE
(unaudited, in millions)

Total Revenue

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Product revenue, net	$1,667.3	$1,832.6	$7,119.4	$7,213.5
OCREVUS royalties	385.9	353.7	1,414.9	1,339.5
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	127.8	106.7	420.2	392.0
Other revenues from anti-CD20 programs	7.5	4.8	25.5	18.4
Alzheimer's collaboration revenue	47.1	26.7	177.7	59.9
Contract manufacturing, royalty and other revenue	43.8	130.2	732.9	652.6
Total revenue	$2,279.4	$2,454.7	$9,890.6	$9,675.9

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX EXPENSE
(unaudited, in millions)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue change at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Cost of Sales:
Total cost of sales, GAAP	$495.5	$583.5	$2,404.2	$2,310.4
Less: litigation matter	0.5	—	104.8	—
Less: amortization of Reata inventory fair value step-up	50.5	43.0	210.6	173.5
Total cost of sales, Non-GAAP	$444.5	$540.5	$2,088.8	$2,136.9

Research and Development Expense A:
Total research and development expense, GAAP	$509.4	$513.3	$1,778.6	$1,980.3
Less: amortization of Reata inventory fair value step-up	23.6	—	23.6	47.2
Less: acceleration of share-based compensation expense and related taxes	—	—	—	42.5
Less: restructuring charges and other cost saving initiatives	7.4	4.1	24.5	23.8
Less: other	—	—	—	(1.4)
Total research and development expense, Non-GAAP	$478.4	$509.2	$1,730.5	$1,868.2

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$682.5	$680.0	$2,433.6	$2,403.7
Less: acceleration of share-based compensation expense and related taxes A	—	—	—	13.9
Less: acquisition-related transaction and integration costs	1.1	4.9	5.9	20.3
Less: restructuring charges and other cost saving initiatives	3.0	2.9	5.5	21.0
Less: other	0.3	(0.3)	1.3	9.0
Total selling, general and administrative, Non-GAAP	$678.1	$672.5	$2,420.9	$2,339.5

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$136.6	$151.2	$515.0	$446.7
Less: impairment charges	4.4	40.0	7.9	60.2
Less: amortization of acquired intangible assets	119.0	98.5	456.8	341.7
Total amortization and impairment of acquired intangible assets, Non-GAAP	$13.2	$12.7	$50.3	$44.8

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$154.4	$149.9	$305.6	$343.6
Less: litigation matter	131.0	—	131.0	—
Less: (gain) loss on equity security investments	(14.3)	78.5	19.7	100.4
Less: other	(8.6)	(0.3)	(24.4)	—
Total other (income) expense, net, Non-GAAP	$46.3	$71.7	$179.3	$243.2

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$(7.1)	$24.7	$263.6	$273.8
Less: U.S. tax reform	—	—	(11.5)
Less: income tax effect related to Non-GAAP reconciling items	(40.1)	(45.1)	(136.7)	(138.3)
Total income tax (benefit) expense, Non-GAAP	$33.0	$69.8	$411.8	$412.1

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
EFFECTIVE TAX RATE, NET INCOME (LOSS) ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except effective tax rate)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Effective Tax Rate:
Total effective tax rate, GAAP	12.8%	8.5%	16.9%	14.4%
Less: U.S. tax reform	—	—	(0.7)	—
Less: impact of GAAP to Non-GAAP adjustments	2.7	(3.7)	2.1	(0.2)
Total effective tax rate, Non-GAAP	10.1%	12.2%	15.5%	14.6%

Net Income (Loss) Attributable to Biogen Inc.:
Total net income (loss) attributable to Biogen Inc., GAAP	$(48.9)	$266.8	$1,292.9	$1,632.2
Plus: litigation matters	131.6	—	235.8	—
Plus: amortization of Reata inventory fair value step-up	74.1	43.0	234.2	220.7
Plus: acceleration of share-based compensation expense and related taxes	—	—	—	56.4
Plus: impairment of acquired intangible assets	4.4	40.0	7.9	60.2
Plus: impairment of right-of-use asset B	52.9	—	52.9	—
Plus: acquisition-related transaction and integration costs	1.1	4.9	5.9	20.3
Plus: amortization of acquired intangible assets	119.0	98.5	456.8	341.7
Plus: restructuring charges and other cost saving initiatives	17.0	12.4	78.6	75.0
Plus: (gain) loss on fair value remeasurement of contingent consideration	5.2	3.9	33.6	27.7
Plus: (gain) loss on equity security investments	(14.3)	78.5	19.7	100.4
Plus: U.S. tax reform	—	—	(11.5)	—
Plus: income tax effect related to Non-GAAP reconciling items	(40.1)	(45.1)	(136.7)	(138.3)
Plus: other	(8.4)	(0.5)	(23.2)	7.6
Total net income (loss) attributable to Biogen Inc., Non-GAAP	$293.6	$502.4	$2,246.9	$2,403.9

Diluted Earnings Per Share:
Total diluted earnings (loss) per share, GAAP	$(0.33)	$1.83	$8.79	$11.18
(Less) Plus: adjustments to GAAP net income (loss) attributable to Biogen Inc. (as detailed above)	2.32	1.61	6.49	5.29
Total diluted earnings (loss) per share, Non-GAAP	$1.99	$3.44	$15.28	$16.47

A During the first quarter of 2025 we began presenting acquired in-process research and development, upfront and milestone expense as a separate line item in our condensed consolidated statements of income. Acquired in-process research and development, upfront and milestone expense includes costs incurred in connection with collaboration and license agreements such as upfront and milestone payments and, when applicable, premiums on equity securities and asset acquisitions of acquired in-process research and development, which were previously included in research and development expense. Prior periods have been reclassified to conform to the current period presentation. The reclassification had no impact on our total cost and expense, net income attributable to Biogen Inc., earnings per share or total equity.
B As part of our acquisition of Reata, we assumed responsibility for a single-tenant, build-to-suit building of approximately 327,400 square feet of office and laboratory space located in Plano, Texas. During the fourth quarter of 2025 we performed an impairment assessment for this right-of use asset. As a result of this impairment assessment, we recorded an impairment charge of approximately $52.9 million related to this Reata lease, which is included in impairment of right-of-use asset within our consolidated statements of income for the year ended December 31, 2025.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

	Q4 2025 vs. Q4 2024	YTD 2025 vs. YTD 2024
Total Revenue:
Revenue change, as reported	(7.1)%	2.2%
Less: impact of foreign currency translation and hedging gains / losses	0.1	(0.2)
Revenue change at constant currency	(7.2)%	2.4%

Total Product Revenue, Net:
Revenue change, as reported	(9.0)%	(1.3)%
Less: impact of foreign currency translation and hedging gains / losses	0.3	(0.1)
Revenue change at constant currency	(9.3)%	(1.2)%

Total MS Product Revenue:
Revenue change, as reported	(14.3)%	(7.1)%
Less: impact of foreign currency translation and hedging gains / losses	0.8	0.3
Revenue change at constant currency	(15.1)%	(7.4)%

Total Rare Disease Revenue
Revenue change, as reported	(3.9)%	8.4%
Less: impact of foreign currency translation and hedging gains / losses	(0.3)	(0.4)
Revenue change at constant currency	(3.6)%	8.8%

Total Biosimilars Product Revenue:
Revenue change, as reported	(15.7)%	(8.1)%
Less: impact of foreign currency translation and hedging gains / losses	(0.6)	(1.1)
Revenue change at constant currency	(15.1)%	(7.0)%

Total Revenue from Anti-CD20 Therapeutic Programs:
Revenue change, as reported	12.0%	6.3%
Less: impact of foreign currency translation and hedging gains / losses	—	—
Revenue change at constant currency	12.0%	6.3%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(66.2)%	12.3%
Less: impact of foreign currency translation and hedging gains / losses	(0.5)	—
Revenue change at constant currency	(65.7)%	12.3%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash Flow:
Net cash provided by (used in) operating activities	$512.0	$760.9	$2,204.6	$2,875.5
Net cash provided by (used in) investing activities	(1,231.7)	(18.6)	(1,371.1)	(799.2)
Net cash provided by (used in) financing activities	(136.9)	7.9	(301.9)	(683.5)
Net increase (decrease) in cash and cash equivalents	$(856.6)	$750.2	$531.6	$1,392.8

Net cash provided by (used in) operating activities	$512.0	$760.9	$2,204.6	$2,875.5
Less: Purchases of property, plant and equipment	43.9	39.3	153.8	153.7
Free cash flow	$468.1	$721.6	$2,050.8	$2,721.8

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue change at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures.
We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income (loss) attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income (loss) attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income (loss) attributable to Biogen Inc. and earnings per share - diluted.